UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 15, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2011, Central Vermont Public Service Corporation (the "Company") issued $40,000,000 in aggregate principal amount of its First Mortgage 5.89% Bonds, Series WW due June 15, 2041 (the “Bonds”).  The Bonds have been issued as contemplated under the Bond Purchase Agreement among the Company and Metropolitan Life Insurance Company and its affiliates (“MetLife”) dated as of February 4, 2011 (the "Bond Purchase Agreement"), a copy of which is on file with the SEC.  The Bonds have been issued pursuant to the Company's Indenture of Mortgage dated as of October 1, 1929, as amended and supplemented by supplemental indentures, including a Forty-Eighth Supplemental Indenture, dated on  June 15, 2011 (the "Supplemental Indenture"), from the Company to U.S. Bank National Association, as trustee ("Trustee") (as so amended and supplemented, the "Indenture").  The Indenture is, and as amended will be, a first mortgage lien on substantially all of the Company's utility properties.  The Bonds will carry an interest rate of 5.89% per annum, which is payable semi-annually on June 15 and December 15, commencing December 15, 2011.  The Bonds shall be redeemable at the option of the Company in whole or in part, at any time in accordance with the terms of the Indenture.  The Indenture, the Bonds and the Supplemental Indenture contain customary events of default.  If an "Event of Default" (as defined in the Indenture) occurs and is continuing, the Trustee or the "holders of Bonds" (as defined in the Indenture) of not less than 25% in principal amount of the Bonds outstanding may declare the principal amount of all the Bonds to be due and payable immediately.

The Company has recorded or will record the Supplemental Indenture in the towns where it owns property to evidence the related security interest. The Company's issuance of the Bonds was approved by the Vermont Public Service Board by order entered November 30, 2010 in Docket No. 7682.  A copy of the Supplemental Indenture is attached as an exhibit to this current report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01. and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.13	Forty-Eighth Supplemental Indenture, dated as of June 15, 2011, from the Company to U.S. Bank National Association, as trustee.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Senior Vice President, Chief Financial Officer, and Treasurer
June 16, 2011